Exhibit 10t

                                                     EXECUTIVE SECURITY AGREEMENT

         This Executive Security Agreement is made and entered into effective as of the ___ day of ______, 200_ ("Effective Date"),
by and between [name] ("Executive"), an individual, and Acxiom Corporation, a Delaware corporation having its principal place of business at 1 Information Way, Little Rock, Arkansas 72202, and its successors and assigns ("Company").

         WHEREAS, Executive is a senior leader or key executive of the Company and has made and is expected to continue to make significant contributions to the short and long term success of the Company;

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders;

         WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change of
Control (as defined herein) exists, and that possibility, together with the uncertainty and questions that it may raise among management, may result in the departure or distraction of the Company's leadership to the detriment of the Company and its shareholders;

         WHEREAS, the Board of Directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the Company's leadership to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control of the Company;

         WHEREAS, the Company desires to assure itself and its stockholders of both the present and future continuity of its management and desires to establish certain minimum severance benefits for its officers and other key executives, including
Executive, applicable in the event of a Change in Control; and

         WHEREAS, the Company desires to provide additional inducement for Executive to continue to remain in the employ of the
Company.

         NOW, THEREFORE, the Company and Executive agree as follows:

         1.       Defined Terms.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

         (a)      "Cause." Termination by the Company of Executive's employment for "Cause" means termination upon (i) Executive's willful and continued failure to substantially perform his or her duties with the Company (other than any failure resulting from
Executive's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to
Executive by the Company Leader or other person filling the role of Chief Executive Officer of the Company (or if Executive is the
Company Leader, then by the Chairman of the Compensation Committee of the Board of Directors) that specifically identifies the manner in which the Company believes that Executive has not substantially performed his or her duties; or (ii) Executive's willfully engaging in misconduct that is materially injurious to the Company, monetarily or otherwise.  For purposes of this
Section 1(a), no act, or failure to act, on Executive's part will be considered "willful" unless done, or omitted to be done, by
Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the
Company.  Notwithstanding the above, Executive will not be deemed to have been terminated for Cause unless and until Executive has been given a copy of a Notice of Termination from the Company Leader or other person filling the role of Chief Executive Officer of the Company (or if Executive is the Company Leader, then by the Chairman of the Compensation Committee of the Board of Directors),
after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before (x)
the Company Leader or other person filling the role of Chief Executive Officer, or (y) if Executive is an elected officer of the
Company, the Board of Directors of the Company, finding that in the good faith opinion of the Company Leader or other person filling the role of Chief Executive Officer, or, in the case of an elected officer, finding that in the good faith opinion of two-thirds of the Board of Directors, Executive committed the conduct set forth above in clauses (i) or (ii) of this Section 1(a), and specifying the particulars of that finding in detail.

         (b)      "Change of  Control." A "Change of Control"  shall mean the  occurrence  of any of the  following  events  during the period in which this Agreement remains in effect:

                  (i)      the acquisition by any person, entity or "group," within the meaning of Sections 13(d) or 14(d) of the
         Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any of its subsidiaries or other entities controlled by the Company, or any employee benefit plan maintained by the Company or by any of its subsidiaries or other entities controlled by the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (A) 20% or more, but less than 50%, of the total voting power represented by the then outstanding
         Voting Securities (as defined below), unless prior thereto, the Incumbent Board (as defined below) approves the transaction that results in the person becoming the beneficial owner of 20% or more, but less than 50%, of the outstanding
         Voting Securities of the Company, or (B) 50% or more of the total voting power represented by the then outstanding Voting
         Securities, regardless of whether the transaction or event by which the foregoing 50% level is exceeded is approved by the
         Incumbent Board; or

                  (ii)     the Company files a report with the Securities and Exchange Commission disclosing in response to a
         Current Report on Form 8-K or Schedule 14A (or successor form, report or schedule) that a change in control (as defined by such forms, reports or schedules) has occurred; or

                  (iii)    individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent
         Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided (a) that any person becoming a member of the Board of Directors of the Company subsequent to the date hereof whose election (or nomination for election by the Company's stockholders) was approved by a vote of at least a majority of the members then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (b) that any member of the Board of Directors of the Company who is nominated in any definitive proxy statement furnished to stockholders of the Company in connection with the solicitation of proxies on behalf of the
         Board of Directors of the Company shall be, for purposes of this Agreement, considered as a member of the Incumbent Board;
         provided however, that any individual who has been elected a member of the Company's Board of Directors in opposition to a solicitation of proxies by or on behalf of the members of the Incumbent Board, or a committee thereof, shall not be deemed a member of the Incumbent Board; or

                  (iv)     the Company is merged, combined, consolidated or reorganized with or into another corporation or other legal person ("Acquiring Person"), or the Company sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and, as a result of such merger, combination, consolidation or reorganization or sale or transfer of assets, less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person are held in the aggregate by holders of Voting Securities (as that term is defined) immediately prior to such transaction; or

                  (v)      the Company is dissolved or liquidated.

         (c)      "Disability."  "Disability" shall mean that at the time Executive's employment is terminated he or she shall have been unable to perform the duties of his or her position for a period of at least six (6) consecutive months as the result of total and permanent incapability due to physical or mental illness or injury.

         (d)      "Good Reason."  Termination for "Good Reason" means termination by Executive of his or her employment based on:

                  (i)      The assignment to Executive of duties inconsistent with his or her position and status with the Company as they existed immediately prior to a Change of Control, or a substantial change in title, offices or authority, or in the nature of Executive's responsibilities, as they existed immediately prior to a Change of Control, except in connection with the termination of Executive's employment for Cause or Disability or as a result of Executive's death or by Executive other than for Good Reason; or

                  (ii)     A reduction by the Company in Executive's base salary as in effect immediately prior to the Change of
         Control; or

(iii)    The Company's requiring Executive to be based more than forty-five (45) miles from the location where he or she is based immediately prior to a Change of Control, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations prior to the Change in Control, or if Executive consents to that relocation, the failure by the Company to pay (or reimburse Executive for) all reasonable moving expenses incurred by
         Executive or to indemnify Executive against any loss realized in the sale of Executive's principal residence in connection with that relocation; or

(iv)     The failure by the Company to continue the Company's incentive compensation plan(s), as they may be modified from time to time, substantially in the form in effect immediately prior to a Change of Control (the "Plans"), or a failure by the
         Company to continue Executive as a participant in the Plans on at least the same basis of his or her participation immediately prior to a Change of Control or to pay Executive the amounts that he or she would be entitled to receive in accordance with the Plans; or

(v)      The failure by the Company to continue in effect any retirement or compensation plan, performance share plan, stock option plan, life insurance plan, health and accident plan, disability plan or another benefit plan in which Executive is participating immediately prior to a Change of Control (or provide plans providing Executive with substantially similar benefits), the taking of any action by the Company that would adversely affect Executive's participation or materially reduce his or her benefits under any of those plans or deprive him or her of any material fringe benefit enjoyed immediately prior to a Change of Control, or the failure by the Company to provide Executive with the number of paid days off to which Executive is then entitled in accordance with the Company's normal leave practices in effect immediately prior to a Change of Control; or

(vi)     The failure by the Company to obtain the assumption of the Company's obligations under this Agreement by any successor, as contemplated in Section 7.

          (e)     "Voting Securities."  "Voting Securities" shall mean all outstanding classes of voting capital stock of the
         Company entitled to vote generally in the election of directors of the Company.

         2.       Term.  Subject to the provisions of Sections 3 and 4 hereof, this Agreement shall expire upon Executive's seventieth (70th) birthday.

         3.       Payments following Change of Control and Termination of Employment. In the event a Change of Control of the
Company occurs during the term of this Agreement, and if at any time Executive's employment with the Company is terminated by the
Company or the Acquiring Person, or if Executive resigns for Good Reason within three years after such Change of Control, the
Company shall, within ten calendar days of the date of any such termination of employment ("Termination Date"), make a single, lump sum cash severance payment to Executive equal to: (i) if the Termination Date occurs within one year of the Change of Control, 2.99 times Executive's annualized includible compensation for the base period consisting of the most recent five taxable years ending before the date on which the Change of Control occurs; (ii) if the Termination Date occurs between one and two years of the Change of Control, 2 times Executive's annualized includible compensation for the base period consisting of the most recent five taxable years ending before the date on which the Change of Control occurs; or (iii) if the Termination Date occurs between two and  three years of the Change of Control, 1 times Executive's annualized includible compensation for the base period consisting of the most recent five taxable years ending before the date on which the Change of Control occurs.  For purposes of this Section 3, the phrases "annualized includible compensation" and "base period," and any terms relating to such phrases shall have the meanings set forth in Section 280G of the Internal Revenue Code of 1986 (the "Code"), as amended, or any subsequent provision, and the Treasury regulations promulgated thereunder.  In the event Executive has been employed with the Company for less than five taxable years prior to a Change of Control, the base period for calculating the payments called for in this Section 3 shall be determined in accordance with Section 280G of the Code and the Treasury regulations promulgated thereunder.  Notwithstanding the foregoing, the
Company shall have no obligation to make any payment to Executive under this Agreement if Executive's employment is terminated for
Cause, due to Executive's death or Disability, or as a result of Executive's retirement or resignation other than for Good Reason.

         4.       Termination of Agreement.  This Agreement and/or the employment of Executive hereunder may be unilaterally terminated by the Company, without incurring any obligation under Section 3 above, at any time for any reason whatsoever prior to the occurrence or pendency of a Change of Control. Notwithstanding the foregoing, any termination of this Agreement and/or the employment of Executive by the Company, and any resignation by Executive following the commencement of discussions with a third person that ultimately results in a Change of Control shall be deemed to be a termination of this Agreement and/or Executive's employment after a
Change of Control for purposes of this Agreement, and any attempt by the Company to terminate this Agreement shall be rendered null and void.

         5.       Additional Payments by the Company.  In the event that all or any portion of any payment or benefit paid to
Executive under the terms of Section 3 or otherwise paid or payable or distributed to Executive in connection with, or arising out of, his or her employment with the Company or a Change of Control or effective control of the Company (collectively the "Payments")
would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision, by reason of being considered an "excess parachute payment" as defined in Section 280G of the Code, or any successor provision, or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive from the Company an additional payment or payments (collectively, the "Gross-Up Payment"), such that the net amount retained by Executive, after deduction and/or payment of any Excise Tax on the Payments and the Gross-Up Payment and any federal, state and local income tax on the Gross-Up Payment, including penalties and interest, shall be equal to the Payments. The intent of the parties is that Executive shall receive no more or no less than what Executive would have received had the Payments not been subject to the Excise Tax.

         All determinations required to be made under this Section 5, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax, and whether a Gross-Up Payment is required to be paid by the Company to Executive and the amount of such Gross-Up Payment, if any, shall be made by the accounting firm that is the Company's independent auditor as of the date immediately prior to the Change of Control, or such other nationally recognized accounting firm mutually agreeable to the Company and Executive (the "Accounting Firm"). The Accounting Firm shall submit its determination and detailed supporting calculations to both the Company and Executive within thirty (30) calendar days after the Termination Date of Executive's service with the Company.
If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company shall pay the required Gross-Up Payment to Executive within five (5) business days after receipt of such determination and calculations with respect to any Payment to
Executive. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish the Company and Executive an opinion that Executive has substantial authority not to report any Excise
Tax on his or her federal, state or local income or other tax return. As a result of the uncertainty in the application of Section
4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax laws at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should in fact have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is ever required to make a payment of any Excise Tax, Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Executive within five (5) business days after receipt of such determination and calculations.  The Company shall be solely responsible for paying any fees charged by the Accounting Firm for its services in connection herewith.

         6.       Costs of Enforcement.  If the Company breaches this Agreement, or if within three (3) years following a Change of
Control, (a) Executive's employment is terminated by the Company other than for Cause or Disability, or (b) Executive terminates his or her employment for Good Reason, the Company will reimburse Executive for all legal, accounting and other fees and expenses reasonably incurred by him or her as a result of that termination (including all those fees and expenses, if any, incurred in contesting or disputing the termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

         7.       Successor Liability and Non-Assignment.

         (a)      The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain that agreement prior to the effectiveness of any succession will be a breach of this Agreement and will entitle Executive to compensation from the Company in the same amount and on the same terms as he or she would be entitled under this Agreement if he or she terminated employment for Good Reason within three (3) years following a Change of Control, except that for purposes of implementing the foregoing, the date on which that succession becomes effective will be deemed the Termination Date. This Agreement will be binding upon and inure to the benefit of the Company and any successor acquiring, directly or indirectly, all or substantially all of the business assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, but this Agreement will not otherwise be assignable, transferable or delegable by the Company.

         (b)      This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

         (c)      This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided herein. Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by
Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 7(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         8.       Employment At Will.  Notwithstanding anything to the contrary contained herein, Executive's employment with the
Company is not for any specified term and may be terminated by Executive or by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided hereunder or as required by law or any other contract or benefit plan.

         9.       Modification or Waiver.  No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         10.      Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

         11.      Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to this transaction, may be modified only by a written agreement signed by both parties, and supersedes any prior agreements and representations pertaining to the subject matter hereof.  This Agreement is not intended, however, to supercede or modify any other existing written employment agreement between Executive and the Company.

         12.      Governing Law.  Except as may otherwise be specifically provided in any related agreements referenced herein or explicitly required by law, this Agreement shall be governed by the laws of the State of Delaware.

         13.      Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         14.      Captions. The caption headings are used in this Agreement only as a matter of convenience and for reference, and the parties hereto agree that the caption headings do not define, limit, or describe the scope of this Agreement nor determine the intent of any provision.

         15.      Notices. Any notice given with respect to this Agreement shall be in writing and shall be given by personal delivery or by deposit in the United States Mail or FedEx, addressed to the respective addresses of the parties as set forth herein or at such other addresses as may be provided by any party to the other in writing in the manner herein stated, and, if to the
Company, addressed to the attention of the Company's Secretary. All notices shall be effective only upon receipt by the addressee.

         16.      Good Faith.  In all matters in connection herewith, the parties agree that each shall act in good faith in providing information to or dealing with another party hereunder, and in complying with the requirements of this Agreement and otherwise consummating the transactions herein contemplated.

         17.      Employment by a Related Entity.  Either the Company or a subsidiary or other entity ultimately controlled by the
Company may be Executive's legal employer.  For purposes of this Agreement, any reference to Executive's termination of employment with the Company means termination of employment with the Company and all subsidiaries or other entities ultimately controlled by the Company, and does not include a transfer of employment between any of them.  The actions referred to under the definition of
"Good Reason" in Section 1(d) include the actions of the Company or Executive's employing entity, as applicable.  The obligations created under this Agreement are obligations of the Company.  A change in control of a subsidiary or other entity which employs
Executive will not constitute a Change in Control for purposes of this Agreement unless there is also a contemporaneous Change in
Control of the Company.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement effective as of the date first above written.

ACXIOM CORPORATION

      Jerry C. Jones, Business Development/Legal Leader

     Catherine L. Hughes, Secretary

EXECUTIVE

     [Name]

Address:

(please print address)